    As filed with the Securities and Exchange Commission on June 17, 1996.
                                             Registration No. 33-______________
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                -----------

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933

                                -----------

                      LORONIX INFORMATION SYSTEMS, INC.
             (Exact name of issuer as specified in its charter)


                 NEVADA                                    33-0248747
      -----------------------             ------------------------------------
      (State of Incorporation)            (I.R.S. Employer Identification No.)

                              820 Airport Road
                           Durango, Colorado 81301
                  (Address of principal executive offices)


                               1992 STOCK PLAN
                          (Full title of the Plan)

                                 -----------

                              Jonathan C. Lupia
                           Chief Financial Officer
                      LORONIX INFORMATION SYSTEMS, INC.
                              820 Airport Road
                           Durango, Colorado 81301
                               (970) 259-6161
          (Name, address and telephone number of agent for service)

                                -----------

                                 Copies to:

                         HENRY P. MASSEY, JR., ESQ.
                           DAVID C. DRUMMOND, ESQ.
                      Wilson Sonsini Goodrich & Rosati
                          Professional Corporation
                             650 Page Mill Road
                      Palo Alto, California 94304-1050
                              (415) 493-9300

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- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------
                                CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------
                                              Proposed        Proposed
         Title of             Maximum          Maximum         Maximum
        Securities            Amount          Offering        Aggregate        Amount of
          to be                to be            Price          Offering       Registration
        Registered           Registered       Per Share         Price             Fee*
- -------------------------------------------------------------------------------------------
Common Stock ($.001 par
value) Options to be
issued under 1992
Stock Plan                   250,000(1)         $3.00         $750,000(2)       $259.00
- -------------------------------------------------------------------------------------------

(*) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the 1992 Stock Plan.

(2) Calculated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. The computation is based upon the average of the high and low trading prices of the Company's Common Stock as reported on The Nasdaq National Market on June 13, 1996, because the price at which the options to be granted in the future may be exercised is not currently determinable.

                         LORONIX INFORMATION SYSTEMS, INC.
                         REGISTRATION STATEMENT ON FORM S-8

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INFORMATION INCORPORATED BY REFERENCE

     The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

   (a) Registrant's latest annual report dated December 31, 1995 filed with the Commission on March 28, 1995 pursuant to Section 13(a) under the Exchange Act.

   (b) The Registrant's Form 10-QSB dated March 31, 1996 filed with the Commission on April 30, 1996 pursuant to Section 13(a) under the Exchange Act.

   (c) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated August 17, 1994, filed pursuant to Section 12(g) of the Exchange Act of 1934, as amended, (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Articles of Incorporation limit, to the maximum extent permitted by Section 78.751 of Nevada General Corporation Law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors or officers (other than liabilities arising from acts or omissions which involve intentional misconduct, fraud or knowing violations of law or the payment of distributions in violation of Section
78.300 of Nevada General Corporation Law). The Articles of Incorporation provide further that the Company shall indemnify to the fullest extent permitted by Nevada General Corporation Law any person made a party to an action or proceeding by reason of the fact that such person was a director, officer, employee or agent or the Company. Subject to the Company's Articles of Incorporation, the Bylaws provide that the Company shall indemnify directors and officers for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his or her being an officer or director of the Company, except where such director or officer is finally adjudged to have been derelict in the performance of his or her duties as such director or officer.

     The Registrant has entered into separate indemnification agreements with its directors and officers. These agreements require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Registrant) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' liability insurance if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. The Registrant believes that its Restated Articles of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


ITEM 8.  EXHIBITS

         4.1 1992 Stock Plan. (Incorporated by reference to Exhibit 4.3 filed with Registrant's Registration Statement on Form S-8 filed on June 28, 1995 (file no. 33-93730).

         4.2 Form of Stock Option Agreement for use in connection with the 1992 Stock Plan. (Incorporated by reference to Exhibit 4.3 filed with Registrant's Registration Statement on Form S-8 filed on June 28, 1995 (file no. 33-93730).

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered.

        23.1  Independent Auditors' Consent (see page 8).

        23.2  Consent of Counsel (contained in Exhibit 5.1).

        24.1  Power of Attorney (see Page 6).

ITEM 9: UNDERTAKINGS

        (A)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to Nevada General Corporation Law, the Restated Articles of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Loronix Information Systems, Inc., a corporation organized and existing under the laws of the State of Nevada, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durango, State of Colorado, on this 14th day of June, 1996.

                                   LORONIX INFORMATION SYSTEMS, INC.


                                   By: /s/ JONATHAN C. LUPIA
                                       -----------------------------
                                       Jonathan C. Lupia
                                       Chief Financial Officer






                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Dean Gilliam and Jonathan C. Lupia, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        SIGNATURE                    TITLE                      DATE
        ---------                    -----                      ----

/s/ M. DEAN GILLIAM            President and Chief         June 10, 1996
    ----------------------     Executive Officer
    (M. Dean Gilliam)



/s/ JONATHAN C. LUPIA          Chief Financial Officer     June 10, 1996
    ----------------------
    (Jonathan C. Lupia)



/s/ PETER A. JANKOWSKI         Chief Technical Officer     June 10, 1996
    ----------------------
    (Peter A. Jankowski)



    ----------------------     Chairman of the Board       June __, 1996
    (Edward Jankowski)



/s/ GEORGE M. DUFFY            Director                    June 11, 1996
    ----------------------
    (George M. Duffy)



/s/ C. RODNEY WILGER           Director                    June 7, 1996
    ----------------------
    (C. Rodney Wilger)



/s/ DON W. STEVENS             Director                    June 10, 1996
    ----------------------
    (Don W. Stevens)

                         INDEPENDENT AUDITORS' CONSENT






The Board of Directors
Loronix Information Systems, Inc.:



We consent to the use of our reports incorporated herein by reference.



                                       /s/ KPMG PEAT MARWICK LLP
                                       --------------------------------------



San Diego, California
June 14, 1996

                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549


- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------




                              FORM S-8

                       REGISTRATION STATEMENT

                                Under

                     THE SECURITIES ACT OF 1933


- ------------------------------------------------------------------------------


                  LORONIX INFORMATION SYSTEMS, INC.

                            June 17, 1996


- ------------------------------------------------------------------------------


                              EXHIBITS


- ------------------------------------------------------------------------------

                              INDEX TO EXHIBITS





   EXHIBIT
   NUMBER
   ------
   4.1(1)  1992 Stock Plan.

   4.2(1)  Form of Stock Option Agreement for use in connection with the 1992 Stock
           Plan.

   5.1     Opinion of counsel as to legality of securities being registered.

  23.1     Independent Auditors' Consent (see page 8).

  23.2     Consent of Counsel (contained in Exhibit 5.1).

  24.1     Power of Attorney (see page 6).

- --------------------
(1) Incorporated by reference to Exhibit 4.3 filed with Registrant's Registration Statement on Form S-8 filed on June 28, 1995
    (file no. 33-93730).




                                    -10-